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                                                                   EXHIBIT 10.17

THE STATE OF TEXAS

COUNTY OF DALLAS

         This agreement of lease, made this 1st day of June, 1992 by and between Bill White known herein as Lessor, and Action TV & Appliance Rental, Inc. known herein as Lessee.

         WITNESSETH, That the said Lessor does by these presents lease unto the said Lessee commercial property fronting on the east side of E. Kimbrough St. in the City of Mesquite, Texas, Dallas County, and having a street address of Mesquite, Texas for the term of six (6) years, beginning on the 1st day of June, 1992, to be occupied as a service department/warehouse and not otherwise, paying therefore the sum of Three hundred twenty-four thousand and no/100 dollars ($324,000.00) payable in monthly installments of Four thousand five hundred and no/100 ($4,500.00) Dollars each, beginning on the 1st day of June, 1992, with a monthly installment being payable on the 1st day of each month thereafter during the term of this lease, and upon the conditions and covenants following:

         (l) Lessee shall pay the rent at P. O. Box 850306, Mesquite, Texas 75185-0306, monthly in advance as aforesaid, as the same shall fall due.

         (2) Lessee shall take good care of the property and its fixtures, and suffer no waste; and shall, at Lessee's own expense and cost, keep said premises in good repair. At the end or other expiration of the term of this lease, Lessee shall deliver up the leased premises in good order and condition. All alterations, additions and improvements, except trade fixtures, put in at the expenses of Lessee shall be the property of Lessor and shall remain upon and surrendered with the premises as a part thereof at the termination of this lease. No improvements or alterations shall be made in or to the leased premises without the consent of the Lessor.

         (3) Lessee shall pay all utility bills incurred by Lessee during the term of this lease. Lessee shall be responsible for all taxes, insurance and maintenance during the term of this lease.
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         (4)      Lessor shall not be liable to Lessee or to Lessee's employees, patrons, or visitors, for any damage to person or property, caused by the act or negligence due to the building on said premises or any appurtenances thereof being improperly constructed or being or becoming out of repair, nor for any damage from any defects or want of repair of any part of the building of which the leased premises form a part. Lessee accepts such premises as suitable for the purposes for which same are leased and accepts the building and each and every appurtenance thereof, and waives defects therein and agrees to hold the Lessor harmless from all claims for any such damage to person or property.

         (5) Lessee shall keep in force a policy of liability insurance, as protection against any claims which may be made for damage to person or property, as described in the preceding paragraph of this lease; and Lessee shall provide Lessor with a certificate, or other written evidence, showing the existence of such liability insurance and the amount of coverage provided by same,

         (6) Any holding over by the Lessee of the hereby leased premises, after the expiration of this lease, shall operate and be construed as a tenancy from month-to-month at a rental of $4,500.00 a month, and such month-to-month tenancy shall be subject to all of the terms and conditions of this lease agreement.

SIGNED the day and date above written.


                                             /s/ Bill White
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                                             Lessor - Bill White

                                             Action TV & Appliance Rental, Inc.
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                                             Lessee

                                             by: /s/ K. David Belt
                                                 ------------------------------
                                                 K. David Belt

                                                 it's Vice President
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